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                                                                    EXHIBIT 11.1


                               GERON CORPORATION

             STATEMENT REGARDING COMPUTATION OF NET LOSS PER SHARE

                                  (UNAUDITED)

               (In thousands, except share and per share amounts)


                                                                   Three Months Ended
                                                                        March 31,
                                                              -----------------------------
                                                                 1997               1996
                                                              ----------         ----------
Net loss                                                      $   (4,448)        $   (2,435)
                                                              ==========         ==========

Shares used in calculation of net loss per share:

Weighted Average
Common Shares outstanding                                     10,178,271            893,867

Shares related to
SAB Nos. 55, 64 and 83                                                --            723,447
                                                              ----------         ----------
Shares used in calculation of
net loss per share                                            10,178,271          1,617,314
                                                              ==========         ==========

Net loss per share                                            ($    0.44)        ($    1.51)
                                                              ==========         ==========

Shares used in calculation of supplemental net loss per share:

Weighted Average
Common Shares outstanding                                     10,178,271          1,617,314

Adjusted to reflect effect of
assumed conversion of preferred
stock from date of issuance                                           --          6,265,767
                                                              ----------         ----------

Shares used in calculation of
supplemental net loss per share                               10,178,271          7,883,081
                                                              ==========         ==========
Supplemental net loss per share                               ($    0.44)        ($    0.31)
                                                              ==========         ==========





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